UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2015

Energizer SpinCo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	001-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On or about June 25, 2015, in connection with the implementation of the previously announced spin-off of the Household Products business of Energizer Holdings, Inc. (“ParentCo”) to its shareholders (the “Spin-Off”), Energizer SpinCo, Inc. (the “Company”), a wholly-owned subsidiary of ParentCo that will hold the Household Products business, entered into certain agreements with ParentCo to (i) effect the Company’s legal and structural separation from ParentCo, (ii) govern the relationship between the Company and ParentCo up to and after the completion of the Spin-Off; and (iii) allocate between the Company and ParentCo various assets, liabilities and obligations, including, among other things, employee benefits, intellectual property and tax-related assets and liabilities.

Separation Agreement

On June 25, 2015, the Company entered into a Separation and Distribution Agreement with ParentCo (the “Separation Agreement”). The Separation Agreement sets forth certain agreements with ParentCo regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that will govern certain aspects of the Company’s relationship with ParentCo following the Spin-Off. The following description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Transfer of Assets and Assumption of Liabilities

The Separation Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of the Company and ParentCo as part of the Spin-Off, and provides for when and how these transfers, assumptions and assignments will occur. Certain of the necessary transfers, assumptions and assignments are being or have been accomplished through an internal reorganization of ParentCo. In the final step of the internal reorganization, the Company will transfer approximately $1 billion in cash to ParentCo in connection with ParentCo’s contribution of certain assets (described below) to the Company immediately prior to the completion of the Spin-Off, which ParentCo will use to repay existing third-party debt. In particular, the Separation Agreement provides that, among other things, subject to the terms and conditions contained therein:

•	assets related to ParentCo’s Household Products business, which we refer to as the “Company Assets,” will be retained by or transferred to the Company or one of its subsidiaries, including, among others:

•	equity interests in certain ParentCo subsidiaries that hold assets relating to the Company’s business;

•	the Energizer and Eveready brands, certain other trade names and trademarks, and certain other intellectual property (including, patents, know-how and trade secrets), software, domain names, information and technology primarily used in the Company’s business;

•	production facilities related to the Company’s business located in North America, Asia, Africa and elsewhere;

•	a research facility located in Westlake, Ohio;

•	rights to certain types of information that is primarily related to the Company Assets, the Company Liabilities (as defined below) or the Company’s business (and a non-exclusive license, described below, to information that is related to, but not primarily related to, such business, assets and liabilities);

•	contracts (or portions thereof) that primarily relate to the Company’s business;

•	rights and assets expressly allocated to the Company pursuant to the terms of the Separation Agreement or certain other agreements entered into in connection with the Spin-Off;

•	permits that primarily relate to the Company’s business;

•	other assets that are included in the Company’s pro forma balance sheet, such as the pension assets included in the Company’s Unaudited Pro Forma Combined Condensed Financial Statements which appear in the section entitled “Unaudited Pro Forma Combined Condensed Financial Statements” in the information statement, which was filed as exhibit 99.1 to the Company’s registration statement on Form 10, as amended, which was declared effective by the Securities and Exchange Commission (“SEC”) on June 1, 2015 (the “Registration Statement”), and which was sent by ParentCo to its shareholders in connection with the Spin-Off (the “Information Statement”); and

•	cash in an amount of not less than $300 million, subject to increase or decrease based on foreign currency fluctuations and other adjustments deemed appropriate by the parties;

•	liabilities related to ParentCo’s Household Products business, which we refer to as the “Company Liabilities,” will be retained by or transferred to the Company or one of its subsidiaries, including, among others:

•	all liabilities relating to actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing at or prior to the effective time of the distribution, to the extent relating to, arising out of or resulting from (i) the ownership or operation of the Household Products business or of any other business conducted by any member of the Company group other than ParentCo business (including acts or failures to act by certain affiliated persons that relate to the Household Products business), (ii) environmental liabilities resulting from properties or operations included in the Company Assets or the Household Products business, (iii) liabilities associated with previously consummated divestitures of assets or businesses primarily related to the Household Products business, (iv) the Company Assets or any real property of the Company, (v) any contract (or portion of any contract) primarily relating to the Household Products business and (vi) the employment, service, termination of employment or termination of service of Household Products employees located outside of the United States, or benefit plans with respect to such employees;

•	liabilities reflected as liabilities or obligations on the balance sheet of the Company included in the Information Statement, and liabilities of similar kind or character that would have been reflected on such balance sheet if they had arisen prior to such date;

•	liabilities relating to the financing transactions to be consummated by the Company and described in the Information Statement, other than costs and expenses paid by ParentCo prior to the distribution date; and

•	generally, assets and liabilities relating to the Personal Care business, including, among others, assets and liabilities of the types described above primarily related to the Personal Care business, will be retained by or transferred to ParentCo (such assets and liabilities to be retained by or transferred to ParentCo, we refer to as the “ParentCo Assets” and the “ParentCo Liabilities”).

The Separation Agreement contemplates that certain liabilities will be shared by ParentCo and the Company. These liabilities include (i) liabilities related to certain types of shareholder litigation related to the Spin-Off and not relating to the business of either the Company or ParentCo, (ii) liabilities relating to certain financing transactions consummated prior to the effective time of the distribution that do not specifically relate to either the Company or ParentCo, (iii) liabilities relating to the employment, service, termination of employment or termination of service of certain former ParentCo employees located outside of the United States and whose employment was not specifically allocated to either the Household Products business or the Personal Care business, and certain benefit plans with respect to such employees, (iv) liabilities related to any untrue statement or omission or alleged untrue statement or omission of material fact in the Information Statement or in certain offering materials relating to the financing transactions consummated prior to the Spin-Off; and (v) liabilities related to certain litigation matters that do not primarily relate to the Household Products business or the Personal Care business.

Except as expressly set forth in the Separation Agreement or any ancillary agreement, neither ParentCo nor the Company will make any representation or warranty as to the assets, business or liabilities transferred, licensed or assumed as part of the Spin-Off, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either ParentCo or the Company, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Spin-Off or any other representations or warranties. Except as expressly set forth in the Separation Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals are not obtained, or that any requirements of law, agreements, security interests, or judgments are not complied with.

The Separation Agreement provides that, subject to limited exceptions, in the event that the transfer or assignment of certain assets and liabilities to the Company or ParentCo, as applicable, does not occur prior to the Spin-Off, then until such assets or liabilities are able to be transferred or assigned, the Company or ParentCo, as applicable, will hold such assets on behalf and for the benefit of the other party and will pay, perform and discharge such liabilities, for which the other party will advance to the Company or ParentCo, or reimburse the Company or ParentCo, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

Intellectual Property License

Under the Separation Agreement, the Company will grant ParentCo a license to use certain information (such as technical, financial, employee and business information) and other intellectual property assets (such as tangible works of expression and copyrights therein, know-how, trade secrets and other similar rights and assets, software, advertising and promotional materials, rights of publicity and privacy, moral rights and other similar rights, but not rights in patents, trademarks, service marks or other indicia of origin) that the Company owns following the Spin-Off but that had been used or held for use in the Personal Care business prior to the Spin-Off. The license to these information and other intellectual property assets will be worldwide, fully paid-up and royalty-free. Subject to certain limited termination rights, including in the event of an uncured breach of a material term applicable to the licensed assets, the license grant to these information and other intellectual property assets will be perpetual and irrevocable.

ParentCo will also grant the Company a license to use certain information (such as technical, financial, employee or business information) and other intellectual property assets (such as tangible works of expression and copyrights therein, software, know-how, trade secrets and other similar rights and assets, advertising and promotional materials, rights of publicity and privacy, moral rights and other similar rights, but not rights in patents, trademarks, service marks or other indicia of origin) that ParentCo owns following the Spin-Off but that had been used or held for use in the Household Products business prior to the Spin-Off. The license to these information and other intellectual property assets will be worldwide, fully paid-up and royalty-free. Subject to certain limited termination rights, including in the event of an uncured breach of a material term applicable to the licensed assets, the license grant to these information and other intellectual property assets will also be perpetual and irrevocable.

Subsidiaries of ParentCo and the Company, during such time as they retain such subsidiary status, will have the right to exploit the licensed assets to the same extent as their respective parent companies.

The Distribution

The Separation Agreement will also govern the rights and obligations of the parties regarding the distribution following the completion of the Spin-Off. On the distribution date, assuming all of the conditions to the Spin-Off are satisfied, ParentCo will distribute to its shareholders that held ParentCo common stock as of the close of business on June 16, 2015, the record date for the distribution, one share of Company common stock for each share of ParentCo common stock so held.

Conditions to the Distribution

The Separation Agreement provides that the distribution is subject to satisfaction (or waiver by ParentCo) of certain conditions, including, among other things, the completion of the internal reorganization, the receipt of an opinion of tax counsel, the completion of related financing transactions, and the other conditions set forth in the Separation Agreement. ParentCo will have the sole and absolute discretion to determine the terms of, and to determine whether to proceed with, the distribution and, to the extent that it determines to so proceed, to determine the record date for the distribution, the distribution date and the distribution ratio.

Claims

In general, each party to the Separation Agreement will assume liability for all claims, demands, proceedings and similar legal matters primarily relating to, arising out of or resulting from its own assets, business or its assumed or retained liabilities, as well as, following the effective time of the distribution, any such legal matters primarily relating to, arising out of or resulting from actions under the control of such party or its subsidiaries, and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters as described below under “—Indemnification.”

Releases

The Separation Agreement provides that the Company and its affiliates will release and discharge ParentCo and its affiliates from all liabilities retained or assumed by the Company and its affiliates as part of the Spin-Off, and from all liabilities existing or arising from acts and events occurring or failing to occur, and all conditions existing, at or before the effective time of the distribution, including all liabilities existing or arising in connection with the implementation of the Spin-Off and the distribution, except as expressly set forth in the Separation Agreement. ParentCo and its affiliates will release and discharge the Company and its affiliates from all liabilities retained or assumed by ParentCo and its affiliates as part of the Spin-Off, and from all liabilities existing or arising from acts and events occurring or failing to occur, and all conditions existing, at or before the effective time of the distribution, including all liabilities existing or arising in connection with the implementation of the Spin-Off, and the distribution, except as expressly set forth in the Separation Agreement.

Among other exceptions, these releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off, which agreements include, but are not limited to, the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the reciprocal Trademark License Agreements, the documents by which the internal reorganization is effected and the transfer documents in connection with the Spin-Off.

Indemnification

In the Separation Agreement, the Company agreed to indemnify, defend and hold harmless ParentCo, each of ParentCo’s affiliates and each of ParentCo and its affiliates’ respective former and current directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from, directly or indirectly:

•	the Company Liabilities;

•	the Company’s failure or the failure of any other person to pay, perform or otherwise promptly discharge any of the Company Liabilities, in accordance with their respective terms, whether prior to, at or after the effective time of the distribution;

•	except to the extent relating to an ParentCo Liability, any guarantee, indemnification obligation or similar credit support instrument for the benefit of the Company by ParentCo that survives the distribution;

•	any breach by the Company of the Separation Agreement or any of the ancillary agreements (unless an ancillary agreement expressly provides for separate indemnification, or no indemnification for such matter);

•	the Company’s business and the conduct of any business, operation or activity by the Company from and after the effective time of the distribution (other than the conduct of business for the benefit of ParentCo pursuant to the Separation Agreement or any of the ancillary agreements); or

•	any breach by the Company of its representations and warranties in the Separation Agreement.

ParentCo agreed to indemnify, defend and hold harmless the Company, each of the Company’s affiliates and each of the Company and the Company’s affiliates’ respective former and current directors, officers and employees from and against all liabilities relating to, arising out of or resulting from, directly or indirectly:

•	the ParentCo Liabilities;

•	ParentCo’s failure or the failure of any other person to pay, perform, or otherwise promptly discharge any of the ParentCo Liabilities, in accordance with their respective terms whether prior to, at, or after the effective time of the distribution;

•	except to the extent relating to a Company Liability, any guarantee, indemnification obligation or similar credit support instrument for the benefit of ParentCo by the Company that survives the distribution;

•	any breach by ParentCo of the Separation Agreement or any of the ancillary agreements (unless an ancillary agreement expressly provides for separate indemnification, or no indemnification, for such matter);

•	ParentCo’s business and the conduct of any business, operation or activity by ParentCo from and after the effective time of the distribution (other than the conduct of business for the benefit of the Company pursuant to the Separation Agreement or any of the ancillary agreements); or

•	any breach by ParentCo of its representations and warranties in the Separation Agreement.

Expenses

Except as expressly set forth in the Separation Agreement or in any ancillary agreement, all costs and expenses incurred in connection with the separation incurred prior to the distribution date and remaining unpaid as of the distribution date, or incurred after the distribution date, in each case including costs and expenses in connection with the separation, the Registration Statement, and the other related ancillary agreements, will be paid by the party incurring such fees or expenses (provided that certain costs and expenses in connection with obtaining third party consents for the assignment of certain agreements will be paid by the party to which such agreement is being assigned).

Termination

The Separation Agreement provides that it and all of the other agreements between the parties relating to the Spin-Off and distribution may be amended or terminated, and the Spin-Off and distribution may be amended, modified or abandoned, at any time prior to the effective time of the distribution in the sole discretion of ParentCo without the approval of any person, including the Company. In the event of a termination of the Separation Agreement, no party, nor any of its directors, officers, agents or employees, will have any liability of any kind to the other party or any other person. After the effective time of the distribution, the Separation Agreement may not be terminated except by an agreement in writing signed by both ParentCo and the Company.

Transition Services Agreement

On June 25, 2015, ParentCo and the Company entered into a Transition Services Agreement in connection with the Spin-Off pursuant to which ParentCo and the Company and their respective affiliates will provide each other, on an interim, transitional basis, various services, including, but not limited to, treasury administration, employee benefits administration, information technology services, services related to the wind-down of business operations in certain countries outside the United States, non-exclusive distribution and importation services for their products in certain countries outside the United States, regulatory, general administrative services and other support services. The following description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 2.4 to this Current Report on Form 8-K and is incorporated by reference herein. These services will be provided at predetermined rates, generally based on the cost of the service plus an agreed-upon margin. The agreement also provides for the allocation of certain one-time costs related to the Spin-Off.

The services generally will commence on the distribution date and continue for up to two years following the distribution date. Subject to limited exceptions, the receiving party may terminate any particular service by giving prior written notice to the provider of such service and paying any applicable wind-down charges.

Tax Matters Agreement

On June 26, 2015, ParentCo and the Company entered into a Tax Matters Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to tax matters, including responsibility for taxes, entitlement to refunds, allocation of tax attributes, preparation of tax returns, certain tax elections, control of tax contests, cooperation, and certain other tax matters. The following description of the Tax Matters Agreement is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Under the Tax Matters Agreement, ParentCo generally will be responsible for all U.S. federal and most state income taxes (and will be entitled to all related refunds of taxes) imposed on ParentCo and its subsidiaries (including the Company and its subsidiaries) with respect to taxable periods (or portions thereof) that end on or prior to the distribution date, except that the Company will be responsible for such taxes to the extent they result from any breach of any representation or covenant made by the Company in the Tax Matters Agreement or other Spin-Off-related agreements. The Company generally will be responsible for all federal and state income taxes (and will be entitled to all related refunds of taxes) imposed on the Company and its subsidiaries with respect to taxable periods (or portions thereof) that begin after the distribution date, and all foreign taxes and state income taxes imposed with respect to separate tax returns of subsidiaries of the Company for any taxable period, except that ParentCo is responsible for such taxes to the extent they result from any breach by ParentCo of any of its representations or covenants in the Tax Matters Agreement or other Spin-Off-related agreements.

The Tax Matters Agreement provides special rules that allocate tax liabilities in the event either (i) the distribution together with certain related transactions, or (ii) any internal separation transaction that is intended to so qualify, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Code (each, a “Separation Taxable Event”). Under the Tax Matters Agreement, ParentCo and the Company generally will be responsible for any taxes and related amounts imposed on either of the parties as a result of a Separation Taxable Event to the extent that such Separation Taxable Event is attributable to a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement or an acquisition of such party’s equity securities or assets.

In addition, the Tax Matters Agreement will impose certain restrictions on the Company and its subsidiaries during the two-year period following the distribution that are intended to prevent a Separation Taxable Event. Specifically, during such period, except in specific circumstances, the Company and its subsidiaries are generally prohibited from: (i) ceasing to conduct the Household Products businesses, (ii) entering into certain transactions or series of transactions pursuant to which all or a portion of the shares of Company common stock would be acquired or all or a portion of certain assets of the Company and its subsidiaries would be acquired, (iii) liquidating, merging or consolidating with any other person, (iv) issuing equity securities beyond certain thresholds, (iv) repurchasing the Company shares other than in certain open-market transactions, or (v) taking or failing to take any other action that would cause a Separation Taxable Event.

Under the Tax Matters Agreement, ParentCo generally will have the right to control any audits or other tax proceedings with respect to any Company consolidated federal income tax return, and any consolidated, combined or unitary state income tax returns for taxable periods (or portions thereof) that end on or prior to the distribution date, provided that the Company has specified participation rights with respect to any such audit or tax proceeding with respect to a Separation Taxable Event that could result in additional taxes for which the Company is liable under the Tax Matters Agreement.

Employee Matters Agreement

On June 25, 2015, ParentCo and the Company entered into an Employee Matters Agreement in connection with the Spin-Off to allocate liabilities and responsibilities relating to U.S. employment matters, U.S. employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees of each company in the United States. The treatment of employment matters and benefit plans and programs maintained outside of the United States is generally subject to the provisions of the applicable local law, the documents and agreements entered into in connection with the internal reorganization and the Separation Agreement (except as specifically stated below). The following description of the Employee Matters Agreement is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The Employee Matters Agreement provides that, unless otherwise specified, ParentCo is responsible for liabilities associated with employees who will be employed by ParentCo following the Spin-Off (“ParentCo Employees”) and former employees whose last employment was with the business remaining with ParentCo after the Spin-Off (“ParentCo Former Employees”), and the Company is responsible for liabilities associated with employees who will be employed by the Company following the Spin-Off (“Company Employees”) and former employees whose last employment was with the Company’s business (“Company Former Employees”). Consistent with the foregoing, the Company is responsible for liabilities associated with bonus awards that become due to employees who will be employed by the Company following the Spin-Off (including ParentCo’s named executive officers).

In addition, the Employee Matters Agreement provides that each outstanding ParentCo restricted stock equivalent award held by Company Employees and Company Former Employees following the Spin-Off (including ParentCo’s named executive officers) will be reissued and converted, at the time of the distribution, into a restricted stock equivalent award in respect of Company common stock. Such awards held by ParentCo Employees and ParentCo Former Employees (including ParentCo’s named executive officers) will also be reissued, at the time of the distribution, into a restricted stock equivalent award in respect of ParentCo common stock, with an adjustment in a manner to reflect the intrinsic value of such award. In order to preserve the aggregate value of such reissued and converted award immediately before and immediately after the distribution, the number of shares of Company common stock (or ParentCo common stock, if applicable in the conversion) subject to each reissued and converted award will be equal to the product of (x) the number of shares of ParentCo common stock that would have been provided upon the settlement of the corresponding ParentCo award, multiplied by (y) a fraction, the numerator of which is the volume weighted average price of ParentCo common stock on the “regular-way” market during the five-trading-day period prior to the effective time of the distribution, and the denominator of which is the volume weighted average price of Company common stock (or ParentCo common stock, whichever is applicable in the conversion) during the five-trading-day period following the effective time of the distribution. Volume weighted average price will be the Bloomberg volume weighted average price function for the respective shares as reported by the Treasury department. Otherwise, the reissued and converted restricted stock equivalent awards will be subject to substantially the same terms, vesting conditions and other restrictions that applied to the original ParentCo restricted stock equivalent award immediately before the Spin-Off; provided that any performance-based restricted stock equivalent awards that would otherwise vest in November 2016 based on achievement of certain performance-criteria will be converted to time-based vesting instead of performance-based vesting in the conversion. Any similar awards held by employees and former employees outside of the United States shall be treated in a manner similar to the foregoing.

Each non-employee director of ParentCo who is to be a member of the board of directors of either ParentCo or the Company after the Spin-Off (but not both) will be given the choice, prior to the Spin-Off, to have his or her restricted stock equivalent awards and units in the ParentCo stock fund of the ParentCo deferred compensation plan treated, effective as of the Spin-Off, as follows: (i) such awards or units will be reissued as or converted into awards or units, as applicable, relating to the common stock of the company of which he or she is a director following the Spin-Off and otherwise adjusted in accordance with the conversion methodology applicable to employee awards described above, (ii) such awards or units will continue to relate to the number of shares of ParentCo common stock subject to the award immediately prior to the Spin-Off, and in accordance with the distribution ratio applicable to shareholders generally, the director will be granted additional awards or units that relate to an equal number of shares of Company common stock, or (iii) such awards or units will be reissued or converted such that half of the aggregate value of such awards or units (determined using the conversion methodology above) is reissued as or converted into awards or units related to ParentCo common stock and the other half of the aggregate value of such awards or units is reissued or converted into awards or units related to Company common stock. Each non-employee director of ParentCo who is to be a member of the board of directors of both ParentCo and the Company after the Spin-Off may elect, prior to the Spin-Off, alternatives (ii) or (iii) (but not (i)) with respect to his or her restricted stock equivalent awards and units in the ParentCo stock fund of the ParentCo deferred compensation plan. Except as described above, all awards and units reissued or converted as described above will be subject to substantially the same terms, vesting conditions and other restrictions that applied to the original ParentCo awards or units immediately before the Spin-Off. Any such awards or units to be settled in or otherwise based on the value of the Company or ParentCo common stock will be assumed and settled under the plans of the company for which the director serves as a director immediately following Spin-Off. Notwithstanding the foregoing, each non-employee director of ParentCo who is to be a member of the board of directors of both ParentCo and the Company shall have any awards or units denominated in ParentCo common stock assumed and settled under the plans of ParentCo and shall have any awards or units denominated in Company common stock assumed and settled under the plans of the Company following Spin-Off.

ParentCo Employees will continue to participate in ParentCo’s defined benefit pension plan and defined contribution plan, as applicable. The Company will establish a defined benefit pension plan and a defined contribution plan effective on the Spin-Off. ParentCo will transfer from its defined benefit plan any assets and liabilities representing any benefits accrued by Company Employees and Company Former Employees to the Company’s defined benefit plan. In addition, ParentCo will transfer from its defined contribution plan any assets and liabilities (including participant loans) representing any benefits accrued by Company Employees and Company Former Employees to the Company’s defined contribution plan. However, in no event shall the Company or any Company benefit plan assume any assets or liabilities with respect to or otherwise be responsible for the American Safety Razor Company Salaried Employees’ Retirement Plan or the ASR Staunton Employees’ Retirement Plan.

In connection with the Spin-Off, the Company will establish an excess benefit plan, supplemental executive retirement plan, and a deferred compensation plan with terms substantially similar to the existing ParentCo excess benefit, supplemental executive retirement, and deferred compensation plans. The Company will assume under such Company plans any liabilities representing any benefits accrued by Company Employees and Company Former Employees under such ParentCo plans.

The Company will also establish welfare benefit plans and employment practices that are no less favorable in the aggregate as those maintained by ParentCo for Company Employees and Company

Former Employees. ParentCo will retain all covered welfare benefit liabilities for Company Employees and Company Former Employees which occur on or before the Spin-Off. ParentCo will retain existing covered retiree welfare and COBRA liabilities for ParentCo Employees and ParentCo Former Employees after the Spin-Off, and the Company will assume retiree welfare and COBRA liabilities associated with Company Employees and Company Former Employees after the Spin-Off.

The Company will establish medical and dependent care flexible spending accounts similar to those maintained by ParentCo. The Company will credit the flexible spending accounts of Company Employees and Company Former Employees with an amount equal to the balance of such participant’s account under the ParentCo flexible spending accounts immediately prior to the Spin-Off. ParentCo shall pay the Company the net aggregate balance if such amount is positive, and the Company shall pay ParentCo the net aggregate balance if such amount is negative.

ParentCo and the Company will each retain responsibility for leave of absence obligations related to their respective employees. The Company will assume liability for the Collective Bargaining Agreement between Energizer Battery Manufacturing, Inc. and EMD Facility, Marietta, Ohio and United Steelworkers Local 10069P effective May 1, 2013 – April 30, 2016. All workers’ compensation liabilities known as of the Spin-Off will be scheduled and responsibility for such liabilities allocated to ParentCo or the Company, as applicable, and any such claim that is not scheduled shall be allocated to ParentCo or the Company based on whether the claim is by a ParentCo Employee or ParentCo Former Employee or the Company Employee or the Company Former Employee. In addition, claims and litigation are the responsibility of ParentCo or the Company in the manner allocated in the Separation Agreement and schedules thereto.

Reciprocal Trademark License Agreements

On June 25, 2015, ParentCo and a subsidiary of the Company entered into a Trademark License Agreement in connection with the Spin-Off, pursuant to which the Company subsidiary will provide ParentCo with a two-year transitional license to use and display certain Company trademarks (including ENERGIZER, EVEREADY and the Energizer logo) in connection with, among other things: advertising, marketing, sales and promotional materials, products and product packaging, inventory and business names. Similarly, on June 25, 2015, the Company and certain subsidiaries of ParentCo entered into a Trademark License Agreement in connection with the Spin-Off, pursuant to which ParentCo subsidiaries will provide the Company with a two-year transitional license to use and display certain Company trademarks (including SCHICK and WILKINSON-SWORD) in connection with, among other things: advertising, marketing, sales, promotional materials, products and product packaging, inventory, and business names.

These transitional trademark licenses are worldwide, fully paid-up and royalty-free. Each of the licensors agreed to exercise quality control over the licensee’s use of the licensed trademarks. Subject to certain limited termination rights, including in the event of an uncured breach of a material term applicable to the licensed trademarks, the transitional trademark licenses are irrevocable. Upon certain termination events, an additional sell-off period of up to one year will apply for inventory in existence as of the distribution date. Under these trademark license agreements, subsidiaries of ParentCo and the Company, during such time as they retain such subsidiary status, have the right to exploit the licensed assets to the same extent as their respective parent companies.

The descriptions of the reciprocal Trademark License Agreement are qualified in their entirety by reference to the full text of the Trademark License Agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2015, the Company filed a Certificate of Amendment of Articles of Incorporation of the Company with the Secretary of State of the State of Missouri (the “Amendment”). The Amendment, approved on June 11, 2015 by ParentCo, the Company’s sole shareholder, increased the aggregate number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), that the Company is authorized to issue, to 300,000,000 shares. The Amendment, which was effective upon filing on June 23, 2015, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
2.1*	Separation and Distribution Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 25, 2015.

2.2*	Tax Matters Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 26, 2015.

2.3*	Employee Matters Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 25, 2015.

2.4*	Transition Services Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 25, 2015.

3.1	Amendment of Articles of Incorporation of Energizer SpinCo, Inc. effective June 23, 2015.

10.1	Trademark License Agreement by and between Energizer Holdings, Inc. and Energizer Brands, LLC dated June 25, 2015.

10.2	Trademark License Agreement by and between Energizer Holdings, Inc. and Wilkinson Sword Gmbh, as licensors, and Energizer SpinCo, Inc. dated June 25, 2015.

*	The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER SPINCO, INC.

By:	/s/ Brian K. Hamm
Brian K. Hamm
Chief Financial Officer

Dated: June 29, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Separation and Distribution Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated June 25, 2015.

2.2*	Tax Matters Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 26, 2015.

2.3*	Employee Matters Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 25, 2015.

2.4*	Transition Services Agreement by and between Energizer SpinCo, Inc. and Energizer Holdings, Inc. dated as of June 25, 2015.

3.1	Amendment of Articles of Incorporation of Energizer SpinCo, Inc. effective June 23, 2015.

10.1	Trademark License Agreement by and between Energizer Holdings, Inc. and Energizer Brands, LLC dated June 25, 2015.

10.2	Trademark License Agreement by and between Energizer Holdings, Inc. and Wilkinson Sword Gmbh, as licensors, and Energizer SpinCo, Inc. dated June 25, 2015.

*	The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the Securities and Exchange Commission upon request.